Exhibit 10.22

AMENDMENT TO COLLATERAL ASSIGNMENT OF INTERESTS

THIS AMENDMENT TO COLLATERAL ASSIGNMENT OF INTERESTS (this “Amendment”), is made as of December 22, 2015, by and between CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership (“Assignor”) and KEYBANK NATIONAL ASSOCIATION (“KeyBank”), as Agent for itself and the other Lenders (the “Lenders”) from time to time a party to the Credit Agreement (as hereinafter defined) (KeyBank, in its capacity as Agent, is hereinafter referred to as “Agent”).

W I T N E S S E T H:

WHEREAS, the Assignor, KeyBank, Agent and the other lending institutions from time to time party thereto entered into that certain First Amended and Restated Credit Agreement, dated as of December 17, 2014 (as the same has been and may be further varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Original Credit Agreement”); and

WHEREAS, pursuant to the Original Credit Agreement, Assignor executed that certain Collateral Assignment of Interests in favor of Agent, dated as of December 17, 2014, as amended by that certain First Amendment to Collateral Assignment of Interests dated as of December 23, 2014 by and between Assignor and Agent, that certain Second Amendment to Collateral Assignment of Interests dated as of December 31, 2014, that certain Amendment to Collateral Assignment of Interests dated as of February 17, 2015, that certain Amendment to Collateral Assignment of Interests dated as of April 1, 2015, that certain Amendment to Collateral Assignment of Interests dated as of June 1, 2015, that certain Amendment to Collateral Assignment of Interests dated as of June 12, 2015, that certain Amendment to Collateral Assignment of Interests dated as of July 22, 2015, that certain Amendment to Collateral Assignment of Interests dated as of July 24, 2015, that certain Amendment to Collateral Assignment of Interests dated as of August 19, 2015, that certain Amendment to Collateral Assignment of Interests dated as of August 31, 2015, and that certain Amendment to Collateral Assignment of Interests dated as of October 14, 2015 (as the same has been and may be further varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Assignment of Interests”), to provide security for the Secured Obligations (as defined in the Assignment of Interests); and

WHEREAS, the Assignor, Agent, KeyBank and the other Lenders are now entering into that certain Second Amended and Restated Credit Agreement, dated as of even date herewith (as the same has been and may be further varied, extended, supplemented, consolidated, amended, replaced, renewed, modified or restated, the “Credit Agreement”), which amends and restates the Original Credit Agreement, and as a condition to entering into the Credit Agreement, Agent, KeyBank and the other Lenders have required Borrower to execute and deliver this Amendment; and

WHEREAS, the parties hereto desire to amend the Assignment of Interests as set forth herein.

NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 ($10.00), the mutual covenants, promises, and agreements set forth hereinbelow, and for other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties do hereby covenant and agree as follows:

1. Definitions. Capitalized terms used in this Amendment, but which are not otherwise expressly defined in this Amendment, shall have the respective meanings given thereto in the Credit Agreement.

2. Modification of the Assignment of Interests. The parties hereto do hereby modify and amend the Assignment of Interests as follows:

(a) By deleting in its entirety the third (3rd) “WHEREAS” clause appearing on the first (1st) page of the Assignment of Interests, and inserting in lieu thereof the following:

“WHEREAS, Assignor, KeyBank, the other lenders from time to time party thereto and the Agent previously entered into that certain First Amended and Restated Credit Agreement dated as of December 17, 2014 (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Original Credit Agreement”); and

WHEREAS, Assignor, KeyBank, the other Lenders, and Agent have now entered into that certain Second Amended and Restated Credit Agreement dated as of even date herewith (as the same may be varied, extended, supplemented, consolidated, amended, replaced, increased, renewed or modified or restated from time to time, the “Credit Agreement”), which amends and restates the Original Credit Agreement, and pursuant to which the Lenders have agreed to provide to Assignor a revolving credit and term loan facility in the aggregate amount of up to $265,000,000.00 pursuant to the Credit Agreement, which revolving credit and term loan facility may be increased to up to $550,000,000.00 pursuant to Section 2.11 of the Credit Agreement (the “Loan”), and which Loan is evidenced by, among other things, (i) those certain Amended and Restated Revolving Credit Notes made by Assignor to the order of the Revolving Credit Lenders in the aggregate principal face amount of $240,000,000.00, those certain Term Loan Notes made by Assignor to the order of the Term Loan Lenders in the aggregate principal face amount of $25,000,000.00, and (iii) that certain Amended and Restated Swing Loan Note made by Assignor to the order of KeyBank in the principal face amount of $30,000,000.00 (together with all amendments, modifications, replacements, consolidations, increases, supplements and extensions thereof, collectively, the “Note”)”

(b) By modifying Exhibit “A” attached to the Assignment of Interests by adding the table set forth on Exhibit “A” attached to this Amendment and made a part hereof to the end of Exhibit “A” attached to the Assignment of Interests. Assignor and Agent hereby agree that the term “Company” and “Companies” as used in the Assignment of Interests shall include each of the Companies set forth on Exhibit “A” attached to this Amendment (each, a “New Company” and collectively, the “New Companies”).

(c) By deleting in their entirety the words and figures “First Amended and Restated Credit Agreement dated as of December             , 2014” appearing in Exhibit “E” attached to the Assignment of Interests and inserting in lieu thereof the following words and figures: “Second Amended and Restated Credit Agreement dated as of December             , 2015”.

3. References to Assignment of Interests. All references in the Loan Documents to the Assignment of Interests shall be deemed a reference to the Assignment of Interests, as modified and amended herein.

4. Representations. The Assignor represents and warrants to Agent and the Lenders as follows:

(a) Authorization. The execution, delivery and performance of this Amendment and the transactions contemplated hereby (i) are within the authority of the Assignor, (ii) have been duly authorized by all necessary proceedings on the part of the Assignor, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which the Assignor is subject or any judgment, order, writ, injunction, license or permit applicable to the Assignor, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, bylaws, operating agreement, partnership agreement, declaration of trust or other charter documents of, or any mortgage, indenture, agreement, contract or other instrument binding upon, the Assignor or any of its properties or to which Assignor is subject, (v) do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of the Assignor other than the liens and encumbrances created by the Loan Documents as amended hereby.

(b) Enforceability. The execution and delivery of this Amendment are valid and legally binding obligations of Assignor enforceable in accordance with the terms and provisions hereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and the effect of general principles of equity.

(c) Approvals. The execution, delivery and performance of this Amendment and the transactions contemplated hereby do not require the approval or consent of any Person or the authorization, consent, approval of or any license or permit issued by, or any filing or registration with, or the giving of any notice to, any court, department, board, commission or other governmental agency or authority other than those already obtained and the filing of UCC financing statements in the appropriate records office with respect hereto.

(d) Reaffirmation. Assignor hereby repeats and reaffirms all representations and warranties, as modified hereby, made by it to the Agent in the Assignment of Interests on and as of the date hereof with the same force and effect as if such representations and warranties were set forth in this Amendment in full, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and except for changes in factual circumstances or transactions not prohibited by the Loan Documents.

5. No Default. By execution hereof, the Assignor certifies that no Default or Event of Default has occurred and is continuing.

6. Ratification. Except as hereinabove set forth, all terms, covenants and provisions of the Assignment of Interests remain unaltered and in full force and effect, and the parties hereto do hereby expressly ratify and confirm the Assignment of Interests as modified and amended herein and the other Loan Documents. Nothing in this Amendment shall be deemed or construed to constitute, and there has not otherwise occurred, a novation, cancellation, satisfaction, release, extinguishment or substitution of the Secured Obligations (as defined in the Assignment of Interests).

7. Acknowledgment of the Assignor. The Assignor hereby acknowledges, represents and agrees that the Assignment of Interests, as modified and amended herein, remains in full force and effect and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms, and that the execution and delivery of this Amendment does not constitute, and shall not be deemed to constitute, a release, waiver or satisfaction of the Assignor’s obligations under the Loan Documents.

8. No Impairment; Continuing Security Interest.

(a) As security for the prompt payment and performance by Assignor of each and all of the indebtedness, liabilities, duties, responsibilities and obligations whether such indebtedness, liabilities, duties, responsibilities and obligations are now existing or are hereafter created or arising under the Assignment of Interests or any other Loan Document, Assignor does hereby transfer, assign, pledge, convey, and grant to Agent, and does hereby grant a security interest to Agent in, all of Assignor’s right, title and interest in and to all Collateral referred to in Paragraph 2 of the Assignment of Interests with respect to the New Companies.

(b) Except as otherwise expressly provided herein, nothing herein contained shall in any way (a) impair or affect the validity and priority of the lien of the Assignment of Interests as to the Collateral (as defined in the Assignment of Interests) originally encumbered prior to the date of this Amendment, (b) alter, waive, annul or affect any provision, condition or covenant in the Loan Documents, or (c) affect or impair any rights, powers or remedies under the Loan Documents.

(c) In furtherance of the foregoing, Assignor hereby acknowledges, represents and agrees that the Assignment of Interests, as amended by this Amendment, creates a continuing security interest in the Collateral (including all Collateral with respect to the New Companies) and shall (x) remain in full force and effect until the indefeasible payment in full of the Obligations and the Lenders have no further obligation to make any advances or issue Letters of Credit under the Credit Agreement, (y) be binding upon Assignor and its permitted heirs, successors and assigns, and (z) inure, together with the rights and remedies of Agent hereunder and thereunder, to the benefit of Agent and the Lenders and their respective successors, transferees and assigns.

9. Amendment as Loan Document. This Amendment shall constitute a Loan Document.

10. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties hereto may execute this Amendment by signing any such counterpart.

11. Governing Law. THIS AMENDMENT SHALL PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE INTERNAL LAWS OF THE STATE OF NEW YORK.

12. Final Agreement. THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

13. Miscellaneous. This Amendment shall be effective upon the execution hereof by Assignor and Agent and shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors, successors-in-title and assigns as provided in the Credit Agreement. All captions in this Amendment are included herein for convenience of reference only and shall not constitute part of this Amendment for any other purpose.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto, acting by and through their respective duly authorized officers and/or other representatives, have duly executed this Amendment, under seal, as of the day and year first above written.

ASSIGNOR:

CARTER VALIDUS OPERATING PARTNERSHIP II, LP, a Delaware limited partnership

By:	Carter Validus Mission Critical REIT II, Inc., a Maryland corporation, its general partner

	By:	/s/ Todd Sakow
Name: Todd Sakow
Title: Chief Financial Officer

AGENT:

KEYBANK NATIONAL ASSOCIATION, a national banking association, as Agent

By:	/s/ Kristin Centracchio
Name: Kristin Centracchio
Title: Vice President

AMENDMENT TO COLLATERAL ASSIGNMENT OF INTERESTS

EXHIBIT “A”

COMPANIES

NAME OF ENTITY	FORMATION DOCUMENTS	STATE OF FORMATION	TYPE OF INTEREST	CERTIFICATE NUMBER
HCII-Heritage Park, LLC	Certificate of Formation filed on September 18, 2015 with the Secretary of the State of Delaware; and Limited Liability Company Agreement of HCII-Heritage Park, LLC dated as of September 18, 2015	Delaware	100% of the limited liability company interests	1

EXHIBIT “A” – PAGE 1